Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
For Immediate Release
NII HOLDINGS ANNOUNCES STRONG PERFORMANCE FOR
THE SECOND QUARTER
Company announces record results for net subscriber additions, operating revenues, and operating income before depreciation and amortization
Raises full year 2006 guidance for net subscriber additions
•	Net subscriber additions of 218,600 — a 62% increase over second quarter 2005 — resulting in over 2.9 million ending subscribers

•	Consolidated operating revenues of $556 million — a 35% increase over second quarter 2005

•	Consolidated operating income before depreciation and amortization of $155 million — a 31% increase over second quarter 2005

•	Consolidated net income of $56 million, or $0.36 per basic share — an 83% increase in consolidated net income over second quarter 2005

•	Expanded network to an additional 9 million Pops in Mexico, Brazil, and Peru

•	Quarter-end consolidated cash, cash equivalents and short term investments of $871 million

•	Raising full year 2006 net subscriber additions to 880,000 — an increase of 80,000 net subscribers.
RESTON, Va. — July 27, 2006 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2006. For the second quarter, the Company added 218,600 net subscribers, a 62% increase compared to the same period last year. Financial results for the second quarter of 2006 included record consolidated operating revenues of $556 million, a 35% increase over the same period last year. The Company reported record consolidated operating income before depreciation and amortization, or OIBDA, for the second quarter of $155 million, a 31% increase over the same period last year. The Company’s reported OIBDA includes approximately $8 million of non-cash stock option compensation expense as required by SFAS 123R. The Company also reported consolidated operating income of $112 million, a 26% increase over the prior year period, and generated net income of $56 million, or $0.36 per basic share, for the second quarter, an 83% increase over the same period last year. Normalizing for two items in last year’s second quarter results, namely a $9 million one-time inducement expense related to the partial conversion of the company’s 3.5% Convertible Notes, partially offset by a one time benefit of $3 million related to an interconnect expense settlement in Brazil, second quarter 2006 net income increased by a healthy 52%.
“We are continuing to build upon the strong momentum that we have experienced in the first half of the year and we delivered another quarter of record results,” said Steve Shindler, NII’s Chairman and CEO. “We added the largest number of gross and net subscriber additions in our history, and generated record revenues and OIBDA. This was accomplished despite a significantly weaker Mexican peso during the second quarter. The fundamentals of our business remain rock solid and our presence throughout our markets is growing as we expand our footprint by launching new cities. As a result of the strong operating trends and bullish outlook for the remainder of the year, we are raising our full-year guidance for net subscriber additions by 80,000 for 2006,” he added.
NII Holdings’ consolidated average monthly service revenue per subscriber (service ARPU) was about $57 for the second quarter, down from $58 in the first quarter of 2006 due to a weakening of the Mexican Peso during the period. However, on a local currency basis, consolidated service ARPU increased slightly relative to the first quarter of 2006. The Company also reported churn of 1.5% for the second quarter — a 30 basis point improvement over the previous year. Consolidated cost per gross add, or CPGA, was $332 for the second quarter, a $7 decrease over the same period last year.
“We delivered another operationally excellent quarter as we improved on the key metrics that drive our business,” said Lo van Gemert, NII’s President and COO. “Our intense focus on customer service and loyalty programs enabled us to reduce consolidated churn to 1.5% — a record low for NII. We accomplished this strong result while also increasing ARPU on a local currency basis. The accelerated investment that we are making to expand our coverage footprint is paying off in terms of improved visibility and scale. We have continued to accelerate our expansion plan and are on track to cover our planned 19 million additional pops in 2006. This investment will significantly improve our competitive position and bring greater economies of scale. Through this expansion plan, not only are we attracting a base of new customers with strong metrics to our network, but we are also driving improved satisfaction and usage within our existing subscriber base because of the expanded area within which our products and services can be used. This is evidenced by higher usage, lower churn, and improving ARPU trends throughout our consolidated base. We are only at the beginning of a period of sustained growth and profitability as we leverage the benefits of our increased scale and influence,” he added.
Raising 2006 Guidance
Because of the strong growth and positive operational trends in the first half of the year, NII Holdings is raising its 2006 guidance as follows:
•	Raising 2006 net subscriber guidance to 880,000 net subscriber additions — an increase of 80,000 — representing a 35% increase year over year in NII’s ending subscriber base.

•	Despite the increase in subscriber growth, weaker local currencies, and $10 million of incremental non-cash stock option compensation expense this year, the Company is maintaining its original OIBDA guidance.

2006 OIBDA guidance breakdown:

	Original guidance	Revised guidance
OIBDA before non-cash stock	$675M→	$688M
Option compensation expense

Non-cash stock option
compensation expense per SFAS	$21M→	$31M*
123R

OIBDA	$654M→	$657M
*Non-cash stock option compensation expense per SFAS 123R increased by $10 million related to NII’s 2006 stock option grant
•	Related to adding additional capacity for more growth in 2006 and beyond, the Company is raising its capital expenditures guidance for 2006 to $600 million.
The Company made significant progress on its expansion plan, accelerating its new city buildout plan during the quarter. As announced previously, the Company is expecting to launch service in 47 new cities in 2006, covering an additional 19 million pops, primarily in Mexico and Brazil. During the second quarter in Mexico, NII Holdings completed the build plan for seven major cities including Merida, Tampico and Chihuahua. During the quarter in Brazil, the Company launched Uberlandia and 12 satellite cities. Additionally, in Peru, NII Holdings launched the market of Arequipa. Total consolidated capital expenditures, including capitalized interest, were $198 million of which nearly half was invested in the new market buildout and network expansion plan.
The Company ended the quarter with approximately $1.2 billion in total long-term debt, consisting of $741 million in convertible notes, $282 million of a syndicated loan facility and $190 million in local currency tower financing and other debt obligations. With quarter-end consolidated cash, cash equivalents and short-term investments of $871 million, the Company’s net debt at the end of the quarter was $342 million, resulting in a net debt to revised 2006 OIBDA before non-cash stock option compensation expense of about 0.5 times.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and net debt to OIBDA before non-cash stock option compensation expense, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s second quarter 2006 results, visit the investor relations link at <http://www.nii.com>.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2006 AND 2005
(in millions, except per share amounts, and unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$1,040.2	$745.5	$534.2	$391.3
Digital handset and accessory revenues	44.5	35.4	22.2	19.4

	1,084.7	780.9	556.4	410.7

Operating expenses
Cost of service (exclusive of depreciation included below)	279.2	214.5	144.8	108.4
Cost of digital handset and accessory sales	140.1	110.6	70.3	56.3
Selling, general and administrative	357.0	237.0	186.5	127.5
Depreciation	81.9	53.1	41.7	28.3
Amortization	2.8	2.8	1.5	1.5

	861.0	618.0	444.8	322.0

Operating income	223.7	162.9	111.6	88.7

Other income (expense)
Interest expense	(42.4)	(26.2)	(21.0)	(13.3)
Interest income	25.7	10.1	13.1	5.6
Debt conversion expense	—	(8.9)	—	(8.9)
Foreign currency transaction (losses) gains, net	(3.5)	2.1	(2.4)	0.1
Other expense, net	(5.6)	(3.6)	(3.2)	(1.7)

	(25.8)	(26.5)	(13.5)	(18.2)

Income before income tax provision	197.9	136.4	98.1	70.5
Income tax provision	(77.0)	(60.8)	(42.2)	(40.0)

Net income	$120.9	$75.6	$55.9	$30.5

Net income per common share, basic	$0.79	$0.53	$0.36	$0.21

Net income per common share, diluted	$0.70	$0.48	$0.32	$0.20

Weighted average number of common shares outstanding, basic	153	141	153	143

Weighted average number of common shares outstanding, diluted	184	172	184	172

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30,	December 31,
	2006	2005
	(unaudited)
Cash, cash equivalents and short-term investments	$871.1	$884.9
Accounts receivable, less allowance for doubtful accounts of $12.2 and $11.7	242.9	220.5
Property, plant and equipment, net	1,166.1	933.9
Intangible assets, net	80.6	83.6
Total assets	2,912.3	2,621.0
Long-term debt, including current portion	1,234.4	1,173.0
Total liabilities	1,921.0	1,809.6
Stockholders’ equity	991.3	811.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	June 30,
	2006	2005
Total digital subscribers (as of June 30)	2,921.2	2,120.4
Net subscriber additions	218.6	135.3
Churn (%)	1.5%	1.8%

Average monthly revenue per handset/unit in service (ARPU) (1)	$57	$58

Cost per gross add (CPGA) (1)	$332	$339
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$605.3	$445.9	$307.2	$233.0
Digital handset and accessory revenues	12.6	11.0	5.6	5.9

	617.9	456.9	312.8	238.9

Operating expenses
Cost of service	127.2	98.1	65.0	52.0
Cost of digital handset and accessory sales	74.9	56.1	36.7	27.5
Selling, general and administrative	167.1	113.5	85.8	61.6
Depreciation and amortization	44.8	31.1	24.1	15.9

	414.0	298.8	211.6	157.0

Operating income	$203.9	$158.1	$101.2	$81.9

Total digital subscribers (as of June 30)			1,300.9	937.1
Net subscriber additions			91.5	54.5
Churn (%)			1.6%	1.8%

ARPU (1)			$76	$79

CPGA (1)			$468	$485

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$224.3	$132.9	$117.6	$70.7
Digital handset and accessory revenues	17.4	11.4	8.8	6.2

	241.7	144.3	126.4	76.9

Operating expenses
Cost of service	77.8	58.1	41.2	26.8
Cost of digital handset and accessory sales	34.0	26.2	17.2	13.4
Selling, general and administrative	83.9	46.3	44.3	26.0
Depreciation and amortization	25.5	12.5	13.5	7.1

	221.2	143.1	116.2	73.3

Operating income	$20.5	$1.2	$10.2	$3.6

Total digital subscribers (as of June 30)			756.7	536.2
Net subscriber additions			63.2	32.4
Churn (%)			1.5%	2.1%

ARPU (1)			$46	$41

CPGA (1)			$249	$254
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$147.0	$114.7	$76.7	$60.9
Digital handset and accessory revenues	10.6	10.5	5.7	5.9

	157.6	125.2	82.4	66.8

Operating expenses
Cost of service	51.6	40.7	26.8	21.2
Cost of digital handset and accessory sales	19.2	19.4	10.3	10.8
Selling, general and administrative	40.0	31.2	21.1	16.6
Depreciation and amortization	7.5	7.7	1.9	4.4

	118.3	99.0	60.1	53.0

Operating income	$39.3	$26.2	$22.3	$13.8

Total digital subscribers (as of June 30)			567.0	432.3
Net subscriber additions			36.7	31.7
Churn (%)			1.3%	1.2%

ARPU (1)			$41	$42

CPGA (1)			$181	$184

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$62.6	$51.4	$32.1	$26.4
Digital handset and accessory revenues	3.9	2.4	2.0	1.4

	66.5	53.8	34.1	27.8

Operating expenses
Cost of service	22.2	16.9	11.6	8.2
Cost of digital handset and accessory sales	12.0	8.7	6.1	4.6
Selling, general and administrative	19.7	16.4	10.2	8.5
Depreciation and amortization	5.3	4.0	2.8	2.1

	59.2	46.0	30.7	23.4

Operating income	$7.3	$7.8	$3.4	$4.4

Total digital subscribers (as of June 30)			296.6	214.8
Net subscriber additions			27.2	16.7
Churn (%)			1.7%	1.9%

ARPU (1)			$35	$40

CPGA (1)			$186	$212
(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Six and Three Months Ended June 30, 2006 and 2005” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Consolidated operating income	$223.7	$162.9	$111.6	$88.7
Consolidated depreciation	81.9	53.1	41.7	28.3
Consolidated amortization	2.8	2.8	1.5	1.5

Consolidated operating income before depreciation and amortization	$308.4	$218.8	$154.8	$118.5

OIBDA Before Non-Cash Stock Option Compensation Expense
Consolidated OIBDA before non-cash stock option compensation expense represents operating income before non-cash stock option compensation expense, depreciation and amortization expense. Consolidated OIBDA before non-cash stock option compensation expense is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA before non-cash stock option compensation expense measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA before non-cash stock option compensation expense provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations, as well as non-cash stock option compensation expenses that we are required to record as a result of the implementation of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our consolidated OIBDA before non-cash stock option compensation expense calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA before non-cash stock option compensation expense can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Original	Revised
	Guidance	Guidance
	Estimate	Estimate
	For the Year Ended	For the Year Ended
	December 31, 2006	December 31, 2006
Consolidated operating income	$449.6	$458.9
Consolidated depreciation	198.9	191.9
Consolidated amortization	5.8	6.1

Consolidated operating income before depreciation and amortization before non-cash stock option compensation expense	654.3	656.9
Non-cash stock option compensation expense	20.7	31.1

Consolidated operating income before depreciation and amortization after non-cash stock option compensation expense	$675.0	$688.0

Adjusted Net Income
Adjusted net income represents net income or loss excluding certain gains, losses and other charges that do not relate to the ongoing operations of our wireless business. Adjusted net income as defined above may not be similar to adjusted net income measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted net income is useful because it allows investors to evaluate our operating results and related financial performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our wireless business. Adjusted net income can be reconciled to net income as follows (in millions):
NII Holdings, Inc.

	For the Three Months Ended
	June 30,
	2006	2005
Net income	$55.9	$30.5
Debt conversion expense	—	8.9
Brazil interconnect settlement	—	(2.6)

Adjusted net income	$55.9	$36.8

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2006	2005
Consolidated service and other revenues	$534.2	$391.3
Less: consolidated analog revenues	(2.3)	(2.3)
Less: consolidated other revenues	(52.4)	(33.5)

Total consolidated subscriber revenues	$479.5	$355.5

ARPU calculated with subscriber revenues	$57	$58

ARPU calculated with service and other revenues	$64	$64

Nextel Mexico

	Three Months Ended
	June 30,
	2006	2005
Service and other revenues	$307.2	$233.0
Less: analog revenues	(0.9)	(1.2)
Less: other revenues	(22.6)	(17.1)

Total subscriber revenues	$283.7	$214.7

ARPU calculated with subscriber revenues	$76	$79

ARPU calculated with service and other revenues	$82	$86

Nextel Brazil

	Three Months Ended
	June 30,
	2006	2005
Service and other revenues	$117.6	$70.7
Less: analog revenues	(0.6)	(0.6)
Less: other revenues	(17.8)	(6.7)

Total subscriber revenues	$99.2	$63.4

ARPU calculated with subscriber revenues	$46	$41

ARPU calculated with service and other revenues	$54	$45

Nextel Argentina

	Three Months Ended
	June 30,
	2006	2005
Service and other revenues	$76.7	$60.9
Less: other revenues	(10.0)	(8.2)

Total subscriber revenues	$66.7	$52.7

ARPU calculated with subscriber revenues	$41	$42

ARPU calculated with service and other revenues	$47	$49

Nextel Peru

	Three Months Ended
	June 30,
	2006	2005
Service and other revenues	$32.1	$26.4
Less: other revenues	(2.2)	(1.7)

Total subscriber revenues	$29.9	$24.7

ARPU calculated with subscriber revenues	$35	$40

ARPU calculated with service and other revenues	$38	$43

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended
	June 30,
	2006	2005
Consolidated digital handset and accessory revenues	$22.2	$19.4
Less: consolidated cost of handset and accessory sales	70.3	56.4

Consolidated handset subsidy costs	48.1	37.0
Consolidated selling and marketing	76.3	54.2

Costs per statement of operations	124.4	91.2
Less: consolidated costs unrelated to initial customer acquisition	(9.2)	(8.8)

Customer acquisition costs	$115.2	$82.4

Cost per Gross Add	$332	$339

Nextel Mexico

	Three Months Ended
	June 30,
	2006	2005
Digital handset and accessory revenues	$5.6	$5.9
Less: cost of handset and accessory sales	36.7	27.5

Handset subsidy costs	31.1	21.6
Selling and marketing	47.0	33.8

Costs per statement of operations	78.1	55.4
Less: costs unrelated to initial customer acquisition	(6.8)	(5.2)

Customer acquisition costs	$71.3	$50.2

Cost per Gross Add	$468	$485

Nextel Brazil

	Three Months Ended
	June 30,
	2006	2005
Digital handset and accessory revenues	$8.8	$6.2
Less: cost of handset and accessory sales	17.2	13.4

Handset subsidy costs	8.4	7.2
Selling and marketing	16.2	10.4

Costs per statement of operations	24.6	17.6
Less: costs unrelated to initial customer acquisition	(0.7)	(1.2)

Customer acquisition costs	$23.9	$16.4

Cost per Gross Add	$249	$254

Nextel Argentina

	Three Months Ended
	June 30,
	2006	2005
Digital handset and accessory revenues	$5.7	$5.9
Less: cost of handset and accessory sales	10.3	10.8

Handset subsidy costs	4.6	4.9
Selling and marketing	6.8	5.4

Costs per statement of operations	11.4	10.3
Less: costs unrelated to initial customer acquisition	(1.0)	(1.7)

Customer acquisition costs	$10.4	$8.6

Cost per Gross Add	$181	$184

Nextel Peru

	Three Months Ended
	June 30,
	2006	2005
Digital handset and accessory revenues	$2.0	$1.4
Less: cost of handset and accessory sales	6.1	4.6

Handset subsidy costs	4.1	3.2
Selling and marketing	4.4	3.4

Costs per statement of operations	8.5	6.6
Less: costs unrelated to initial customer acquisition	(0.7)	(0.6)

Customer acquisition costs	$7.8	$6.0

Cost per Gross Add	$186	$212

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of June 30, 2006 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$1,213.4
Less: cash, cash equivalents and short-term investments	(871.1)

Net debt	$342.3

Net debt to revised consolidated OIBDA before non-cash stock option compensation expense guidance and net debt to revised consolidated operating income guidance for the year ended December 31, 2006 are as follows:
NII Holdings, Inc.

Net debt to revised consolidated operating income before depreciation and amortization before non-cash stock option compensation expense guidance	0.5

Net debt to revised consolidated operating income guidance	0.7

Cash, Cash Equivalents and Short-Term Investments
Consolidated cash, cash equivalents and short-term investments represents total cash and cash equivalents plus short-term investments. Consolidated cash, cash equivalents and short-term investments is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated cash, cash equivalents and short-term investment measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that consolidated cash, cash equivalents and short-term investments provides useful information concerning our liquidity. Consolidated cash, cash equivalents and short-term investments as of June 30, 2006 can be calculated as follows (in millions):
NII Holdings, Inc.

Consolidated cash and cash equivalents	$863.6
Plus: short-term investments	7.5

Consolidated cash, cash equivalents and short-term investments	$871.1